UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2013

Cardium Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 250, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 31, 2013 Cardium Therapeutics Inc., a Delaware corporation (the “Company”) determined to voluntarily transfer the listing of the Company’s common stock from the NYSE MKT to the OTC Markets. The transfer of the listing is being undertaken as part of the Company’s restructuring and cost containment efforts designed to enable a strategic focus on advancement of its key biological products. The OTC Markets offer an alternative regulated quotation service that provides electronic quotes, sale prices and volume information in over-the-counter equity securities. The Company’s common stock traded on the OTC Markets prior to its election to list its shares on the American Stock Exchange, now NYSE MKT. Since stocks on the OTC Markets trade using a 4-letter symbol, the Company’s ticker symbol will be adjusted in connection with the new listing, which will be reported shortly. Shareholders will not be required to exchange any shares and the Company expects electronic trading to be available without any material disruption.

Item 8.01.	Other Events.

On December 31, 2013, the Company issued a press release reporting on advancements of Generx and Excellagen Biologic Products and corporate developments including electing to move its common stock listing to the OTC exchange. The full text of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Cardium Therapeutics, Inc. dated December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: January 3, 2014